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                               SECURED BRIDGE NOTE

$2,000,000.00                                                      July 15, 1998


       FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, MHM SERVICES, INC., a Delaware corporation ("MHM"), MHM CORRECTIONAL SERVICES, INC., a Delaware corporation ("MCS"), MHM OF COLORADO, INC., a Delaware corporation ("MOC"), MHM EXTENDED CARE SERVICES, INC., a Delaware corporation ("Extended"), OAKVIEW LIMITED PARTNERSHIP, a Maryland limited partnership ("Oakview"), and COLUMBIA HEALTH ASSOCIATES LIMITED, a Maryland limited partnership ("Columbia" and collectively with Oakview and the MHM entities, "Borrower"), jointly and severally, promise to pay, in lawful money of the United States, to the order of HCFP FUNDING II, INC., a Delaware corporation, its successors and assigns ("Lender"), the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much of such sum as shall have been advanced by Lender (the "Principal Sum") in accordance with the terms of this Secured Bridge Note (the "Note"), together with interest and other fees as further set forth in this Note, to be paid in accordance with the terms set forth below.

       1.   Principal and Interest.

            a. If not sooner repaid, Borrower promises to pay to Lender the entire Principal Sum on January 15, 1999 (the "Maturity Date").

            b. In addition to the repayment of the Principal Sum, Borrower promises to pay to Lender interest on the Principal Sum on a monthly basis from the date of this Note until the Maturity Date. Interest shall be at a fluctuating rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus two percent (Prime plus 2.0%) (the "Base Rate"), provided that after an Event of Default the rate shall be equal to the Base Rate plus five percent (5%) (the "Default Interest Rate"). For purposes of the foregoing, the term "Prime Rate" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A. (the "Bank"), or any successor to the Bank, as the same may from time to time fluctuate. If the Bank ceases to designate such a base lending rate, Lender shall reasonably select an alternate, nationally recognized commercial bank as the designator of such interest rate. Accrued interest shall be payable monthly in arrears on the last Business Day (as defined below) of each month from July 31, 1998 and continuing through and including the Maturity Date. After maturity, and until the entire Principal Sum plus any other amount due and unpaid shall be paid in full, without limiting any of Lender's other rights and remedies, all outstanding amounts of the Principal Sum shall bear interest, payable on demand, at the Default Interest Rate, but in no event shall the interest payable exceed the maximum lawful rate.

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            c.   If interest due under this Note is not paid when due, then
Lender may request that the due and unpaid interest be paid from excess collections under the working capital line of credit made available to the borrower under the Loan Agreement (as defined below in Section 4(a)(vii).

            d. Repayment of all obligations under this Note is secured by, among other things, the following:

                 (i) All of Borrower's rights to payment under that certain Cost Settlement Report more particularly described on Schedule 1(d) (the "Cost Settlement");

                 (ii) That certain Assignment of Deed of Trust Notes as Collateral from Oakview and Columbia to Lender of even date with this Note (the "Purchase Note Assignment"), assigning Borrower's rights under (A) that certain Purchase Money Note No. 1 made by Glass Mental Health Foundation, Inc., a not-for-profit Maryland corporation ("Glass"), in favor of Oakview and Columbia, dated as of April 5, 1996, in the original principal amount of One Million Eight Hundred Seventy-Five Thousand and No/100 Dollars ($1,875,000) ("Purchase Note 1"), and (B) that certain Purchase Money Note No. 2 made by Glass, in favor of Oakview and Columbia, dated as of April 5, 1996, in the original principal amount of Two Hundred Seventy-Five Thousand and No/100 Dollars ($275,000.00) ("Purchase Note 2");

                 (iii) That certain Collateral Assignment of Security Agreement from Oakview and Columbia to Lender of even date with this Note (the "Security Agreement Assignment") of Borrower's rights under that certain Security Agreement made by Glass in favor of Oakview and Columbia, dated as of April 5, 1996 (the "Security Agreement"); and

                 (iv) That certain Collateral Assignment of Deed of Trust from Oakview and Columbia to Lender of even date with this Note (the "Deed of Trust Assignment") of Borrower's rights under that certain first priority Purchase Money Deed of Trust and Security Agreement dated as of April 5, 1996 (the "Glass Deed of Trust") executed by Glass in favor of Oakview and Columbia, encumbering that certain real property at 3100 North Ridge Road, Ellicott City, Howard County, Maryland (the "Real Property").

       2. Fees. In consideration for the extension of credit by Lender as evidenced by this Note, Borrower shall pay to Lender (i) a Commitment Fee in the amount of Forty Thousand and No/100 Dollars ($40,000.00), which shall be paid to Lender through a deduction from the amount to be advanced at the time of the loan evidenced by this Note; and (ii) a Completion Fee in the amount of Forty Thousand and No/l00 Dollars ($40,000.00), which shall be due and payable on the earlier of the Maturity Date or the date on which Borrower pays in full all principal and interest under this Note.

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       3.   Additional Payments. Borrower further promises to pay to Lender, immediately upon demand, any and all other sums and charges that may at the time become due and payable under this Note, and all reasonable costs and disbursements in connection with the preparation of this Note, and in the collection of any payments due under this Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Note.

       4.   Conditions to Borrowing; Prepayment.

            a. Subject to the terms and conditions of this Note, Lender shall make available to Borrower the Principal Sum, in immediately available funds, not later than 12:00 Noon (Eastern time) on the Business Day on which the following conditions precedent are satisfied:

                 (i) Borrower shall have executed and delivered to Lender this Note, the Purchase Note Assignment, the Security Agreement Assignment, the Deed of Trust Assignment, the Common Stock Purchase Warrant made by MHM in favor of Health Care Financial Partners, Inc., the parent of Lender ("HCFP"), of even date with this Note (the "Warrant"), the Registration Rights Agreement made by and between MHM and HCFP, of even date with this Note (the "Registration Rights Agreement"), and all other documents, certificates and agreements reasonably requested by Lender and duly executed or delivered in connection with this transaction;

                 (ii) Borrower shall have caused to be executed by Michael S. Pinkert, president of Borrower, that certain Secured Unconditional Guaranty of Payment and Performance in favor of Lender and of even date with this Note (the "Guaranty") (this Note, the Purchase Note Assignment, the Security Agreement Assignment, the Deed of Trust Assignment, the Warrant, the Registration Rights Agreement, the Guaranty and all such other documents related to the loan, as amended from time to time, are sometimes collectively referred to in this Secured Note as the "Loan Documents");

                 (iii) Borrower shall have delivered to Lender originals of Purchase Note 1, Purchase Note 2, the Security Agreement and the Glass Deed of Trust (which are sometimes collectively referred to as the "Glass Documents"), or an Affidavit of Lost Instrument, in a form acceptable to Lender in its sole discretion, executed under oath by an officer of Congress Financial Corporation;

                 (iv) Borrower shall have delivered or caused to be delivered to Lender a settlement agreement by and between Borrower and Mediq Incorporated (collectively with any of its subsidiaries or affiliates, "MEDIQ") relating to the dismissal of all actions pending between Borrower and MEDIQ and as more particularly described on Schedule 4(a) (collectively, the "MEDIQ Litigation"), and all other documents necessary to effectuate the dismissal of the MEDIQ Litigation and/or the satisfaction of all judgments that MEDIQ may have against Borrower in connection with the MEDIQ Litigation (collectively, the "MEDIQ

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Judgment"), which documents shall have been executed by all parties and shall be in form ready for filing with the appropriate courts and any other applicable authorities:

                 (v) Borrower shall have delivered or caused to be delivered to Lender that certain Promissory Note made by Borrower in favor of MEDIQ, which has been marked as "Settled and Paid", along with UCC-3 Termination Statements, signed by MEDIQ and any other necessary party, evidencing the release by MEDIQ of all liens against any of Borrower's assets;

                 (vi) No Event of Default under this Note and no material breach under any other Loan Documents, shall have occurred and be continuing;

                 (vii) No Event of Default shall have occurred under that certain Loan and Security Agreement by and between Extended and MOC, as borrower, and HCFP Funding, Inc., an affiliate of Lender ("Funding"), as lender, dated as of March 11, 1997, as amended on September 24, 1997 and as it may be amended, modified, restated or replaced from time to time (the "Loan Agreement");

                 (viii) All warranties contained in this Note, the other Loan Documents or otherwise made in writing in connection with this transaction by or on behalf of Borrower or any party to any Loan Document shall be true and correct in all material respects;

                 (ix) Lender shall have received Uniform Commercial Code ("UCC"), judgment and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which searches yield results consistent with the representations and warranties contained in this Note; and

                 (x) Borrower shall have used its best efforts to provide an endorsement in favor of Lender on Borrower's current title insurance policy that insures the interest of Borrower and its successors and assigns in the Real Property.

            b. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of the requested advance by wire transfer to such bank account as may be designated by MHM from time to time or elsewhere if pursuant to written direction from MHM.

            c. Lender shall enter all advances of the Principal Sum as debits to a loan account in the name of Borrower and shall also record as credits in the loan account all payments made by Borrower and all proceeds of Collateral that are indefeasibly paid to Lender, and may record in the loan account, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower, with respect to the extension of credit contemplated by this Note.

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            d.   Lender will account to Borrower monthly with a statement of advances, charges and payments made pursuant to this Note, and the account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent manifest error.

            e. All amounts received by Borrower relating to the Cost Settlement shall be immediately applied as a mandatory prepayment of principal under this Note.

            f. All amounts received by Borrower as net proceeds on the sale of the Real Property shall be immediately applied as a mandatory prepayment of principal under this Note.

            g. All amounts due under this Note shall become immediately due and payable upon the termination of the Loan Agreement.

            h. Borrower may prepay all or any part of the Principal Sum outstanding, without penalty, together with all interest accrued on the Principal Sum and all other sums that are payable pursuant to this Note.

       5. Payment Office. The Principal Sum, the interest on the Principal Sum, and any other amounts payable under this Note are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815, Attention: Ethan D. Leder, President or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

       6. No Presentment; Acceleration. On the Maturity Date or upon the occurrence of an Event of Default (as defined in Section 12 below), the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Note or the other Loan Documents shall immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.

       7.   Security Agreement.

            a. This Note shall constitute a security agreement as that term is used in the UCC and Borrower hereby grants to Lender, in order to secure Borrower's obligations under this Note, a security interest in the following (collectively, the "Collateral"):

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                 (i)    All of Borrower's now-owned and hereafter acquired or
arising Accounts, accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any obligor, and credit and other insurance (for purposes of this Note, "Account" means any right to payment for goods sold or leased or services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, including, without limitation, the right to payment of management fees);

                 (ii) All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate (as defined in Section 11(j) below) of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing;

                 (iii) All of Borrower's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

                 (iv) All of Borrower's now or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account (for purposes of this Note, "Lockbox Account" means an account maintained by Debtor at Bank One Arizona, N.A. (or a successor financial institution), into which all collections of Accounts are paid directly);

                 (v) All of Borrower's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, but not limited to, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

                 (vi) All of Borrower's other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and

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derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

                 (vii) All of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

                 (viii) All of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof;

                 (ix)   The proceeds of the Cost Settlement;

                 (x) Purchase Note 1, Purchase Note 2, the Security Agreement, and the Glass Deed of Trust; and

                 (xi) The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

            Borrower shall, at Borrower's expense, perform all acts and execute all documents requested by Lender at any time to evidence, perfect, maintain and enforce Lender's security interest and the priority of Lender's security interest in the Collateral. Upon Lender's request, at any time and from time to time, Borrower shall, at Borrower's sole cost and expense, execute and deliver to Lender one or more financing statements (in form and substance satisfactory to Lender) pursuant to the UCC and, where permitted by law, Borrower hereby authorizes Lender to execute and file one or more financing statements signed only by Lender. Notwithstanding anything to the contrary contained in this Note, Borrower and Lender agree that Lender is, and shall be deemed to be, the "secured party" as that term is defined in the UCC and elsewhere with respect to personal property.

            b. In addition to all other rights, options, and remedies granted to Lender under this Note, upon the occurrence of an Event of Default, Lender may exercise all other rights granted to it under this Note and all rights under the Uniform Commercial Code in effect in the

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applicable jurisdiction(s) and under any other applicable law, and exercise the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                 (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to Lender with respect to the Collateral under the Uniform Commercial Code in effect in the jurisdiction(s) in which such Collateral is located;

                 (ii) The right to (by its own means or with judicial assistance) enter any of Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (c) below, without any liability for rent, storage, utilities, or other sums, and Borrower shall not resist or interfere with such action;

                 (iii) The right to require Borrower at Borrower's expense to assemble all or any part of the Collateral and make it available to Lender at any place designated by Lender; and

                 (iv) The right to relinquish or abandon any Collateral or any security interest therein.

            c. Borrower agrees that a notice received by it at least five (5) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral that threatens to decline rapidly in value or that is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. At any sale or disposition of Collateral, Lender may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrower, which right is hereby waived and released. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral following an Event of Default.

            d. Lender shall have the right to proceed against all or any portion of the Collateral to satisfy the liabilities and obligations of Borrower to Lender in any order. All rights and remedies granted Lender under this Note and under any agreement referred to in this Note, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until the Principal Sum, all interest, costs, expenses and other charges due under, and all other existing and future liabilities and obligations of Borrower to Lender under, this Note are satisfied

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in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon the occurrence of an Event of Default, may proceed against Borrower, and/or the Collateral, at any time, under any agreement, with any available remedy and in any order.

       8. Use of Funds. Borrower covenants and agrees that the loan of the Principal Sum, or any portion of the Principal Sum, shall be used to settle the MEDIQ Litigation.

       9. Representations. Each entity constituting Borrower hereby warrants and represents to Lender that:

            a. It is either (i) a corporation that has been duly organized and is validly existing, and in good standing under the laws of its state of incorporation and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, and has the necessary corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business; or (ii) a limited partnership for which MHM serves as the general partner, has been duly formed and is validly existing, and in good standing under the laws of its state of formation and is in good standing as a foreign limited partnership in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, and has the necessary power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business

            b. Borrower has full power and authority to enter into, execute, and deliver this Note and to perform its obligations under this Note and the other Loan Documents, all of which have been duly authorized by all necessary action of its directors or the directors of its general partner. This Note constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms.

            c. The execution, delivery or performance of or under this Note will not violate or conflict with any law, rule, regulation, order, judgment, indenture, instrument, or agreement by which Borrower or Borrower's properties or assets are bound or affect, or conflict or be inconsistent with, or result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Borrower, pursuant to the

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terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower's properties or assets may be bound or to which they may be subject other than a lien, security interest, charge or other encumbrance in favor of Lender.

            d. Other than the MEDIQ Litigation or as disclosed on Schedule 9(d), there are no actions, suits or other proceedings pending, including, without limitation, any condemnation proceeding, or to the knowledge of Borrower threatened, against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Note or the other Loan Documents. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority. Other than as disclosed on
Schedule 9(d), there is no litigation or proceeding, including, without limitation, any condemnation proceeding, pending or, to the knowledge of Borrower, threatened against or affecting Borrower's properties or assets, or any circumstances existing which would in any manner materially adversely affect Borrower's properties or assets, or the validity or ability of Borrower to perform any obligations under this Note or the other Loan Documents.

            e. The financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower as of the date presented. No material adverse change in the financial condition of Borrower has occurred since the date of such financial statements of Borrower delivered to Lender.

            f. Other than those rights of MEDIQ relating to the MEDIQ Litigation which will be released simultaneously with the closing of the Loan, Borrower is the sole owner of all right, title and interest in and to all of the Collateral, free and clear of any lien, security interest, charge or encumbrance, other than a lien, security interest, charge or other encumbrance in favor of Lender, and Borrower has the full right, power, and authority to convey, transfer, and grant the security title and security interest in the Collateral granted to the Lender.

            g. The outstanding balances of Purchase Note 1 and Purchase Note 2, respectively, are as set forth on Schedule 9(g).

       10.  Affirmative Covenants.

            Borrower covenants and agrees that until this Note shall be repaid in full:

            a. Financial Statements. Borrower will furnish to Lender (i) monthly, quarterly and annual profit and loss statements, balance sheets, and cash flow reports; (ii) internally prepared annual financial statements for Borrower within sixty (60) days after the end of Borrower's fiscal years; and
(iii) promptly upon receipt thereof, copies of any reports submitted to Borrower by independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by independent accountants.

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            b.   Existence, Good Standing, and Compliance with Laws. Borrower will do or cause to be done all things necessary to obtain and keep in full force and effect all corporate or partnership existence, as applicable, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority having or claiming jurisdiction over Borrower.

            c. Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise which, if unpaid, might become a lien or charge upon the properties or any part thereof of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on their books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Collateral is not adversely affected thereby and Lender's lien and priority on the Collateral are not adversely affected, altered or impaired thereby.

            d. Insurance. Borrower will carry adequate public liability and professional liability insurance with responsible companies satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

            e. Maintenance of Property. Borrower will maintain, keep and preserve all of the Note Collateral in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            f. Litigation and Other Proceedings. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any court or governmental authority against or affecting Borrower if the amount claimed is not fully insured and is more than $10,000.00.

            g. Licensure; Medicare/Medicaid Cost Reports. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as presently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed.

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            h.   Visits and Inspections. Borrower agrees to permit
representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

            i. Further Assurances. Borrower will defend its title to the Collateral against all persons and will, upon request of the Lender, (i) furnish such further assurances of title as may be required by the Lender, (ii) deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (iii) do such other acts as the Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of the Lender's security interest in the Collateral and/or its priority.

            j. Dismissal of MEDIQ Litigation. Within one (1) Business Day after the Closing, Borrower shall make, or shall cause to be made, all necessary filings with the Court to evidence the dismissal, with prejudice, of the MEDIQ Litigation.

            k. Institution of Foreclosure Proceedings. Within two (2) Business Days following Lender's written request, Borrower shall instruct its counsel immediately to file a foreclosure action in the Circuit Court of Howard County, Maryland seeking foreclosure of the Glass Deed of Trust.

       11.  Negative Covenants.

            Borrower covenants and agrees that until this Note shall be repaid in full:

            a. Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for borrowed money except: (i) indebtedness to Lender; (ii) indebtedness of Borrower secured by mortgages, encumbrances or liens expressly permitted by Lender; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants; and (iv) borrowings incurred in the ordinary course of its business and not exceeding $10,000.00 in the aggregate outstanding at any one time. Borrower will not make prepayments on any existing or future indebtedness for borrowed money in excess of $10,000.00 to any third person or entity (other than Lender, to the extent permitted by this Note or any subsequent agreement between Borrower and Lender).

            b. Liens and Encumbrances. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of the Collateral, whether now owned or hereafter acquired. Notwithstanding the foregoing, Borrower may grant to Michael S. Pinkert a security interest, subordinated in all respects to Lender's liens, in all of the Collateral except Purchase Note 1, Purchase Note 2 and the Glass Deed of Trust.

            c. Loans. Borrower will not make loans or advances to any third person or entity, other than (i) trade credit extended in the ordinary course of its business, and (ii) advances for business travel and similar temporary advances in the ordinary course of business to officers, members, directors, and employees without the prior written consent of Lender.

            d. Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any third person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            e. Joint Ventures. Borrower will not invest directly or indirectly in any joint venture for any purpose without the prior written consent of Lender.

            f. Merger, Acquisition, or Sale of Assets. Borrower will not enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person, and will not sell, lease, or otherwise dispose of any of its assets except in the ordinary course of its business without the prior written consent of Lender.

            g. Sale and Leaseback. Borrower will not, directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any part of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without the prior written consent of Lender.

            h. Distributions. Borrower will not make, declare or pay dividends or distributions.

            i. Subsidiaries. Borrower does not have, and will not form, any subsidiary with assets valued over $20,000.00, or make any equity investment in or any loan in the nature of an equity investment to, any other person, without the prior written consent of Lender.

            j. Transactions with Affiliates and Subsidiaries. Borrower will not enter into any transaction, including without limitation the purchase, sale, or exchange of property, or the lending or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not an Affiliate or subsidiary, and so long as the transaction is not otherwise prohibited under this Note. For purposes of the foregoing, the term "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders, members and any Affiliates of the specified Person. A Person shall be deemed to control a corporation, limited liability company or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise. For purposes of the foregoing definition the term "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, governmental authority, or any other entity.

            k. Contracts and Agreements. Borrower will not become or be a party to any contract or agreement which would materially breach this Note, or materially breach any other material instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

            l. Truth of Statements and Certificates. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

       12. Events of Default. The following events are each an "Event of Default" under this Note:

            a. Borrower fails to make any payment of principal when due or fails to make any payment of interest, fees or other amounts owed to or for the account of Lender under this Note and such payment remains unpaid for five (5) days after the date that such payment is due; or

            b. Borrower has made any representations or warranties in this Note, the Loan Documents, any financial statement delivered to Lender or otherwise in connection with this Note or the related transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Note or in such document or financial statement not misleading; or

            c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Note or the other Loan Documents, and any such failure shall have continued for a period of ten (10) days after written notice of such failure; or

            d. Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or (iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for, take advantage, permit or suffer to exist the commencement of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

            e. (i) an involuntary case is commenced against Borrower and the petition is not contested within ten (10) days or is not dismissed within sixty
(60) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or of all or substantially all of the assets of Borrower and the order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days or shall not be discharged within ten (10) days after the expiration of any stay of such order, judgment, or decree; or

            f. Any obligation of Borrower for the payment of borrowed money in excess of $10,000.00 is not paid when due or within any applicable grace period, or such obligation becomes or is declared to be due and payable before the expressed maturity of the obligation, or there shall have occurred an event that, with the giving of notice or lapse of time, or both, would cause any such obligation to become, or allow any such obligation to be declared to be, due and payable; or

            g. One or more final judgments against Borrower or attachments against its property in excess of $10,000.00 and not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days; or

            h. Borrower ceases any material portion of its business operations as currently conducted; or

            i. There shall occur a material adverse change in the financial condition or business prospects of Borrower, or Lender in good faith shall deem itself insecure as a result of acts or events bearing upon the financial condition of Borrower or the ability of Borrower to repay this Note, which change shall have continued unremedied for a period of ten (10) days after written notice from Lender; or

            j.   Borrower shall fail to comply strictly with the terms of
Section 10(j) and/or Section 10(k) of this Note; or

            k.   An Event of Default shall occur under the Loan Agreement.

       13.  Lender's Rights.

            a. Upon the occurrence of an Event of Default, Lender may, in addition to its rights and remedies set forth in Section 7 above, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Note or the other Loan Documents or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given under this Note or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the outstanding Principal Sum, or any of the other obligations of Borrower to Lender shall not be paid when due, Lender shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and Lender shall have the right at any time and from time to time, in any commercially reasonable manner and in any order, to enforce its security interests with respect to the Collateral, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances, and apply the proceeds of any Collateral to such obligations of Borrower as it determines in its sole discretion.

            b. If an Event of Default has occurred as provided above and Borrower has not paid the all amounts outstanding, including all principal, together with interest accrued on such amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at a rate per annum equal to the Default Interest Rate from the date such outstanding amounts are due until the date this Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Note is referred to an attorney for collection after the Event of Default.

       14. No Defenses. Borrower's obligations under this Note shall not be subject to any set-off, counterclaim or defense to payment that Borrower now has or may have in the future.

       15. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Note or the other Loan Documents nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege, nor shall a single or partial exercise of any right. power or privilege preclude any other or further exercise of, or the exercise of any other, right, power or privilege.

       16. Writing Required. No modification or waiver of any provisions of this Note or any other Loan Documents, and no consent to any departure by Borrower, shall in any event be effective, without respect to any course of dealing between the parties, unless the modification or waiver shall be in a writing executed by Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall thereby entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

       17. Usury Limitation. Notwithstanding anything contained to the contrary in this Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

       18. Notices. Any notice or demand given under this Note shall be given by delivering it, sending by telecopier (with a confirming copy by regular mail), or by mailing it by certified or registered mail, postage prepaid, return receipt requested, or sent by prepaid overnight courier service addressed to Borrower at MHM Extended Care Services, Inc., 8000 Towers Crescent Drive, Suite 810, Vienna, Virginia 22182, Attention: Mr. Darren Brady, Telephone: (703) 749-4651, Telecopier: (703) 749-4604. Any notice to be given to Lender under this Note shall be given by personally delivering it, sending it by telecopier (with a confirming copy by regular mail), mailing it by certified or registered mail, return receipt requested, or sending it by prepaid overnight courier service, addressed to Lender at: 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 Attention: Ethan D. Leder, President: Telephone: (301) 961-1640,
Telecopier: (301) 664-9860, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 18 at least fifteen (15) days before such change of address is to become effective. A notice given under this Note shall be deemed received upon receipt if it is personally delivered or sent by telecopier, five (5) days after it is deposited in the U.S. mail if it is sent by regular mail, or on the next Business Day after delivery to the overnight courier service, if it is sent by overnight courier service.

       19. Section Headings. The headings of the several paragraphs of this Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

       20. Severability. Any provision contained in this Note that is prohibited or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       21. Survival of Terms. All covenants, agreements, representations and warranties made in this Note or in any financial statements delivered pursuant to this Note shall survive Borrower's execution and delivery of this Note to Lender and shall continue in full force and effect so long as this Note or any other obligation under this Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates under this Note shall remain unperformed.

       22. GOVERNING LAW; CONSENT TO JURISDICTION. THIS NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN SECTION 18 ABOVE. BORROWER FURTHER WAIVES ANY CLAIM FOR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY LENDER IN GOOD FAITH.

       23. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY

AUTHORIZED AND REQUESTED TO SUBMIT THIS NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

                         [SIGNATURES ON FOLLOWING PAGE]

       IN WITNESS WHEREOF, the undersigned has executed this Secured Bridge Note as of the day and year first above written.

                                        BORROWER:

                                        MHM SERVICES, INC.
                                        a Delaware corporation



                                        By: /S/ M.S. PINKERT
                                            --------------------------------
                                            Name: M.S. Pinkert
                                            Title: President


                                        MHM CORRECTIONAL SERVICES, INC.
                                        a Delaware corporation



                                        By: /S/ M.S. PINKERT
                                            --------------------------------
                                            Name:
                                            Title:


                                        MHM OF COLORADO, INC.
                                        a Delaware corporation



                                        By: /S/ M.S. PINKERT
                                            --------------------------------
                                            Name:
                                            Title:


                                        MHM EXTENDED CARE SERVICES, INC.
                                        a Delaware corporation



                                        By: /S/ M.S. PINKERT
                                            --------------------------------
                                            Name:
                                            Title:

                                        COLUMBIA HEALTH ASSOCIATES LIMITED
                                        a Maryland limited partnership

                                        By: MHM SERVICES, INC.
                                            a Delaware corporation
                                            Its General Partner



                                        By: /S/ M.S. PINKERT
                                            --------------------------------
                                            Name: M.S. Pinkert
                                            Title: President


                                        OAKVIEW LIMITED PARTNERSHIP
                                        a Maryland limited partnership

                                        By: MHM SERVICES, INC.
                                            a Delaware corporation
                                            Its General Partner



                                        By: /S/    [SIGNATURE]
                                            --------------------------------
                                            Name:
                                            Title: